UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2024

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American
Warrants to Purchase Common Stock, par value $0.01	LGL WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2024, the Board of Directors of The LGL Group, Inc. ("LGL," LGL Group," or the "Company"), by unanimous written consent, appointed Christopher L. Nossokoff, age 34, currently LGL Group's Vice President - Finance, to serve as LGL Group's principal financial officer.

Mr. Nossokoff is a graduate of Clemson University, where he earned a Bachelor of Science in Accounting, as well as Indiana University, where he earned a Master of Science in Accounting from the Kelley School of Business. Prior to joining LGL Group in December 2023, Mr. Nossokoff worked for the public accounting firm PricewaterhouseCoopers LLP from 2016 to 2023, public accounting firm Grant Thornton LLP from 2015 to 2016, and public accounting firm Ernst & Young LLP from 2013 to 2015.

Mr. Nossokoff replaces James W. Tivy as the Company's principal financial officer. Mr. Tivy resigned as Chief Accounting Officer and principal financial officer effective April 16, 2024.

There are no arrangements or understandings between Mr. Nossokoff and any other person pursuant to which he was appointed to serve as the Company’s principal financial officer. Mr. Nossokoff has no family relationship with any director or executive officer of the Company, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: April 16, 2024	By:	/s/ Christopher L. Nossokoff
		Name:	Christopher L. Nossokoff
		Title:	Vice President - Finance